Exhibit (d)(70)

SUB-INVESTMENT ADVISORY AGREEMENT

THE GLENMEDE FUND, INC.

(High Yield Municipal Portfolio)

(1)	December 22, 2015

Capital Guardian Trust Company

333 South Hope Street

Los Angeles, California 90071

Ladies and Gentlemen:

The Glenmede Fund, Inc., a Maryland Corporation (the “Company”), and Glenmede Investment Management LP (the “Adviser”), each confirms its agreement with Capital Guardian Trust Company (the “Sub-Adviser”), as follows:

1.	Investment Description; Appointment

The Company desires to employ its capital relating to its High Yield Municipal Portfolio (the “Portfolio”) by investing and reinvesting in investments of the kind and in accordance with the investment objective(s), policies and limitations specified in its Articles of Incorporation, as amended from time to time (the “Articles of Incorporation”), in the prospectus (the “Prospectus”) and the statement of additional information (the “Statement”) filed with the Securities and Exchange Commission as part of the Company’s Registration Statement on Form N-1A, as amended from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Directors of the Company (the “Board”). Copies of the Prospectus, the Statement and the Articles of Incorporation have been or will be submitted to the Sub-Adviser. The Company agrees to provide copies of all amendments to the Prospectus, the Statement and the Articles of Incorporation to the Sub-Adviser on an on-going basis. The Company employs the Adviser as the investment adviser to the Portfolio, and the Company and the Adviser desire to employ and hereby appoint the Sub-Adviser to act as the sub-investment adviser to the Portfolio. The Sub-Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

Capital Guardian Trust Company

2.	Services as Sub-Adviser

The Company and the Adviser hereby appoint the Sub-Adviser to act as sub-investment adviser to the Portfolio for the period and on such terms set forth in this Agreement. The Company and the Adviser employ the Sub-Adviser to manage the investment and reinvestment of the assets of the Portfolio, to continuously review, supervise and administer the investment program of the Portfolio, to determine in its discretion the securities to be purchased or sold and the portion of the Portfolio assets to be held uninvested, to provide the Company and the Adviser with records concerning the Sub-Adviser’s activities, and to render regular reports to the Company’s officers and Board of Directors and the Adviser concerning the Sub-Adviser’s discharge of the foregoing responsibilities in such format as may be mutually agreed upon. The Sub-Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Directors of the Company and the Adviser in compliance with the objectives, policies and limitations set forth in the Prospectus, Statement and applicable laws and regulations. The Sub-Adviser accepts such appointment and agrees to render the services and to provide, at is own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

3.	Portfolio Transactions

The Sub-Adviser is authorized to select the brokers or counterparties that will execute the purchases and sales of securities for the Portfolio and is directed to use its best efforts to seek the best execution, except as prescribed herein. Subject to policies established by the Board of Directors of the Company and the Adviser, the Sub-Adviser is also authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser’s overall responsibilities with respect to the Company and other accounts as to which the Sub-Adviser exercises investment discretion. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty by this Agreement or otherwise. The Sub-Adviser will promptly communicate to the officers and Directors of the Company and the Adviser such information relating to the Portfolio’s transactions as they may reasonably request.

4.	Information Provided to the Company

The Sub-Adviser will keep the Company and the Adviser informed of developments materially affecting the Portfolio, and will, on its own initiative, furnish the Company and the Adviser from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose.

Capital Guardian Trust Company

5.	Compensation of the Sub-Adviser

For the services provided and the expenses assumed pursuant to this Agreement, effective as of the date hereof, the Adviser will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor, a fee computed daily and paid monthly (in arrears), at an annual rate of average daily net assets held in the Portfolio as follows: 0.38% of the first $300,000,000 of the net assets; 0.34% of the net assets between $300,000,000 and $1 billion; and 0.30% of the net assets in excess of $1 billion. The Company will pay no investment advisory fees to the Sub-Adviser for the services rendered by the Sub-Adviser.

6.	Expenses

The Sub-Adviser will bear all expenses in connection with the performance of its services under this Agreement. The Portfolio will bear certain other expenses to be incurred in its operation, including but not limited to, investment advisory, sub-advisory and administration fees; fees for necessary professional and brokerage services; fees for any pricing service; the costs of regulatory compliance; custody and transfer agency fees; and costs associated with maintaining the Company’s legal existence and shareholder relations.

7.	Standard of Care

In the absence of (i) willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in performance of its obligations and duties hereunder, (ii) reckless disregard by the Sub-Adviser of its obligations and duties hereunder, or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation or services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940 (“1940 Act”)), the Sub-Adviser shall not be subject to any liability whatsoever to the Company, any shareholder of the Company or to the Adviser, for any error or judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Portfolio.

Capital Guardian Trust Company

8.	Term of Agreement

This Agreement shall become effective as of December 22, 2015 (the “Effective Date”) and shall continue until October 31, 2017 and shall continue thereafter so long as such continuance is specifically approved at least annually by (i) the Board or (ii) a vote of a “majority” (as that term is defined in the 1940 Act) of the Portfolio’s outstanding voting securities, provided that in either event the continuance is also approved by a majority of the board who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days’ written notice, by the board or by vote of holders of a majority of the Portfolio’s shares, or upon 90 days’ written notice, by the Sub-Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

9.	Services to Other Companies or Accounts

The services of the Sub-Adviser to the Company and the Adviser are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others so long as its services to the Company and the Adviser are not impaired thereby.

10.	Books and Records

In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company’s request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, the records which it maintains for the Company are required to be maintained by Rule 31a-1 under the 1940 Act. The Sub-Adviser may retain copies of all such records. The Sub-Adviser shall be permitted to have access to the historical records of the Company and to the records of the Adviser with respect to the Company. The Sub-Adviser shall be permitted to use the historical performance results of the Company, provided that such use is consistent with all applicable laws, rules and regulations.

11.	Use of Name

The parties agree that the name “Capital Guardian Trust Company”, the names of the Sub-Adviser’s affiliates within The Capital Group Companies, Inc., and any derivative or logo or trademark or service mark or trade name (including, but not limited to, the American Funds Group of mutual funds) are the valuable property of the Sub-Adviser and its affiliates. The Adviser and the Company shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names only with the prior written approval of the Sub-Adviser, which approval shall not be unreasonably withheld or delayed so long as this Agreement is in effect.

Capital Guardian Trust Company

Upon termination of this Agreement, the Adviser and the Company shall forthwith cease to use such name(s), derivatives, logos, trademarks or service marks or trade names. The Adviser and the Company agree that they will review with the Sub-Adviser any advertisement, sales literature, or notice prior to its use that makes reference to the Sub-Adviser or its affiliates or any such name(s), derivatives, logos, trademarks, service marks or trade names so that the Sub-Adviser may review the context in which it is referred to, it being agreed that the Sub-Adviser shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the Investment Advisers Act of 1940, as amended (“Advisers Act”) or other applicable laws and regulations.

The Sub-Adviser shall not use the Adviser’s name or the Company’s name without the prior written approval of the Adviser, which approval shall not be unreasonably withheld or delayed.

If the any party makes any unauthorized use of another party’s name(s), derivatives, logos, trademarks or service marks or trade names, the parties acknowledge that such party shall suffer irreparable harm for which monetary damages are inadequate and thus, such party shall be entitled to injunctive relief.

12.	Confidentiality

If a party (the “Recipient”) obtains direct or indirect access to any confidential or proprietary information of another party (the “Disclosing Party”) or one or more of its affiliates, including, but not limited to, any non-public investment recommendations or securities or other portfolio holdings information (the “Confidential Information”), the Recipient agrees to undertake the following:

Except as provided herein, the Recipient shall not disclose any Confidential Information without the Disclosing Party’s prior written consent other than to the following, and in each such instance only on a ‘need to know’ basis and solely in connection with one or more proposed or existing investment or investment related business arrangements between the Recipient and the Disclosing Party: (i) employees, officers and directors of the Recipient or its affiliates; (ii) counsel and other professional advisors (including, without limitation, consultants and outside auditors) engaged by the Recipient or its affiliates; (iii) affiliates of the Recipient (individually and collectively, the “Representatives”). The Recipient further agrees that it shall: (i) inform the Representatives of the confidential nature of the Confidential Information prior to any such information being made available to them; (ii) cause its Representatives to likewise comply with the terms herein; and (iii) be liable for any breach hereunder, whether such breach is made by the Recipient or its Representatives.

Capital Guardian Trust Company

In addition to the disclosures permitted above, the Recipient shall be authorized to disclose the Confidential Information, where such disclosures are made: as required by law, judicial process or regulation or when requested in the course of a regulatory examination or inspection, provided that in all cases prior notice is provided to the Disclosing Party.

If the Confidential Information includes any investment recommendations, non-public holdings, or securities related information, the Recipient agrees that neither it nor its Representatives will: (i) trade on such information, or (ii) use the Confidential Information as a basis to: (a) take or hold positions in any related market, including any cash, futures or securities market, or (b) provide any advice to any other person or entity including other customers of the Recipient or its Representatives.

The Recipient and its Representatives’ obligations of confidentiality hereunder shall survive termination of this Agreement.

13.	Representations

(a) The Adviser hereby warrants and represents to the Sub-Adviser that (a) it has obtained all applicable licenses, permits, registrations and approvals that may be required in order to serve in its designated capacities with respect to the Portfolio, and shall continue to keep current such licenses, permits, registrations and approvals for so long as this Agreement is in effect; (b) it is not prohibited by the Advisers Act or other applicable laws and regulations from performing the services contemplated by this Agreement; (c) it will immediately notify the Sub-Adviser of the occurrence of any event that would disqualify it from serving in its designated capacities with respect to the Portfolio; and (d) this Agreement has been duly and validly authorized, executed and delivered on behalf of the Adviser and is a valid and binding agreement of the Adviser enforceable in accordance with its terms;

(b) The Sub-Adviser hereby warrants and represents to the Adviser and to the Company that (a) it is registered as an investment adviser under the Advisers Act; (b) it has obtained all applicable licenses, permits, registrations and approvals that may be required in order to serve in its designated capacities with respect to the Portfolio, and shall continue to keep current such licenses, permits, registrations and approvals for so long as this Agreement is in effect; (c) it is not prohibited by the Advisers Act or other applicable laws and regulations from performing the services contemplated by this Agreement; (d) it will promptly notify the Adviser and the Company of the occurrence of any event that would disqualify it from serving in its designated capacities with respect to the Portfolio; and (e) this Agreement has been duly and validly authorized, executed and delivered on behalf of the Sub-Adviser and is a valid and binding agreement of the Sub-Adviser enforceable in accordance with its terms;

Capital Guardian Trust Company

(c) The Sub-Adviser hereby warrants and represents that it has provided the Company and the Adviser with copies of the Part 2A and 2B of the Sub-Adviser’s Form ADV.

14.	Notices

All notices and other communications under the Agreement, including those related to account investment or redemption requests, shall be in writing and shall be delivered in person or by any other method in which evidence of receipt is obtainable, including registered mail, electronic mail (“Email”), facsimile transmission, or reputable messenger or overnight delivery service, to the parties at the addresses or numbers specified below (or at such other addresses or numbers as each respective party may specify in the future).

If to the Sub-Adviser:

Capital Guardian Trust Company

400 S. Hope Street

Los Angeles, CA 90071

Attention: Global Client Activity Team

Phone: (888) 421-0013 or (213) 486-1352

Email: cgtc_cashflows@capgroup.com

Facsimile: (213) 486-2363

If to the Adviser, to:

Glenmede Investment Management LP

One Liberty Place

1650 Market Street, Suite 1200

Philadelphia, PA 19103

Attention: Mary Ann B. Wirts

Phone: (215) 419-6037

Email: sally.wirts@glenmede.com

Facsimile: (215) 419-6720

Capital Guardian Trust Company

Each such notice or other communication shall be effective (i) if given by facsimile or Email, when such form of notice is transmitted to the number or address specified in or by this section and an appropriate confirmation of receipt is electronically generated, and (ii) if given by any other means, when delivered at the address specified in this section.

15.	Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, unless otherwise preempted by any applicable Federal Law

16.	Amendment of Agreement

This Agreement may be amended by mutual consent, subject to applicable requirements of the 1940 Act.

17.	Severability

If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

Capital Guardian Trust Company

If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement.

Very truly yours,

THE GLENMEDE FUND, INC.

By:	/s/ Mary Ann B. Wirts
Mary Ann B. Wirts
President

GLENMEDE INVESTMENT MANAGEMENT LP

By:	Gatepost Partners, LLC, its General Partner

By:	/s/ Peter Zuleba
Name:	Peter Zuleba
Title:	Director

Agreed to and Accepted by:

CAPITAL GUARDIAN TRUST COMPANY

By:	/s/ Michael A. Burik
Name:	Michael A. Burik
Title:	Senior Vice President and Senior Counsel